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                                                                   EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of Hollis-Eden Pharmaceuticals, Inc., of our report dated April 19, 1996 relating to the financial statements of Hollis-Eden, Inc. appearing on page F-12 of Hollis-Eden Pharmaceuticals, Inc.'s Form S-4. We also consent to the incorporation by reference of our report dated February 26, 1997 except as to paragraphs 1 and 3 of Note 10, which are as of March 27, 1997 relating to the financial statements of Hollis-Eden, Inc. appearing on page 6 of Hollis-Eden Pharmaceuticals, Inc.'s Form 8-K dated March 26, 1997.


/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP


Portland, Oregon
February 6, 1998